UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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       Date of report (Date of earliest event reported): December 7, 2004

                            REINHOLD INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

        DELAWARE                          0-18434                  13-2596288
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(State or other jurisdiction        (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

12827 East Imperial Highway, Santa Fe Springs, California                 90670
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          (Address of Principal Executive Offices)                    (Zip Code)

                                 (562) 944-3281
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b)
   under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))





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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 8, 2004, the Company and its wholly-owned subsidiary NP Aerospace Limited entered into an Amended and Restated Credit Agreement with LaSalle Bank National Association and other participating lenders, pursuant to which the lenders made available to the borrowers a term loan in the maximum principal amount of $24.5 million and a revolving loan in the maximum principal amount of $12 million. The loans will bear interest either (i) at the greater of the federal funds rate plus 0.5% or the prime rate, or (ii) the LIBOR rate, in either case plus an applicable margin ranging from zero to 3.00%. The loans have scheduled payment terms as well as mandatory prepayment events and mature, at the latest, in five years.

The obligations of the borrowers are secured by liens on substantially all of their assets and are guaranteed by the Company's Samuel Bingham Enterprises, Inc., subsidiary, as well as liens on substantially all of its assets.

The loans are available to the Company to pay a special cash distribution approved by the Board of Directors of the Company on December 7, 2004, for working capital purposes, for certain capital expenditures and for other general business purposes.



ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.



ITEM 7.01.  REGULATION FD DISCLOSURE

The following information set forth in this Item 7.01 of this Form 8-K, including the text of the press release, attached as Exhibit 99 to this Form 8-K, is being furnished to, but not filed with, the SEC.

On December 8, 2004, the Company issued a press release announcing that the Board of Directors of the Company had approved a special cash distribution of $11.75 per Class A common share.

A copy of the press release is attached as Exhibit 99 to this Form 8-K.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.
         (b)      Not applicable
         (c)      Exhibits

                  99* Text of the press release of the Registrant, dated December 8, 2004

                  * Exhibit 99 is being furnished to the Securities and Exchange Commission ("SEC") pursuant to Item 7.01 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 193, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            REINHOLD INDUSTRIES, INC.


Date:  December 8, 2004         By:   /s/ Brett Meinsen
                               --------------------------
                               Name: Brett Meinsen
                                Title: Treasurer

                                                                    EXHIBIT 99



           REINHOLD INDUSTRIES, INC. ANNOUNCES SPECIAL CASH DIVIDEND

         Santa Fe Springs, CA - Reinhold Industries, Inc. (Nasdaq: RNHDA) announced today that its Board of Directors has declared a special cash dividend on shares of its Class A common stock. The cash dividend of $11.75 per share is payable on December 28, 2004, to all stockholders of record as of the close of business on December 17, 2004. As of December 3, 2004, approximately 3,251,222 Class A shares were issued and outstanding. The Company will pay the dividend from its cash on hand and from a new credit facility of approximately $36.5 Million.

         Reinhold Chairman Roy Whitney stated that the "Company believes capital should be returned to stockholders in the form of the special dividend to provide liquidity with respect to their shares."

         Mr. Whitney also indicated that, based on the Company's current projections of 2005 results, the Company intends to continue to pay regular cash dividends of 50 cents per share per quarter in 2005. However, payment of dividends in 2005 depends on the Company performing at the level currently anticipated.

         Reinhold Industries, Inc. is a manufacturer of advanced custom composite components and sheet molding compounds in the United States and Europe.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         To the extent the Company makes certain "forward-looking statements" in this press release, such as statements about future plans, goals and other events which have not yet occurred, such statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified because they include words such as the Company "believes," "anticipates," "expects" or words of similar import. These forward-looking statements involve risks and uncertainties and the actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, without limitation, risks associated with levels of U.S. and foreign military spending, currency fluctuations, completion of the Company's intended sale of its Bingham business unit and the financial condition of the airline industry. You should consider these risks and factors and the impact they may have when you evaluate these forward-looking statements. These statements are based only on the Company's knowledge and expectations on the date of this press release. The Company disclaims any duty to update these statements or other information in this press release based on future events or circumstances.